EXHIBIT 10.1

                              CONSULTING AGREEMENT

     AGREEMENT, effective of the 9th day of September, 2002 (the "Agreement"), by and between Boulder Hill, Inc (the "Consultant") having an office located at 210 Boulder Ridge Road, Scarsdale New York 10583 and Zenascent, Inc. (the "Company"), having an office located at One Montauk Highway, South Hampton, New York 11968.

                                   WITNESSETH:

     WHEREAS, the Consultant is a corporation with substantial expertise which the Company deems of great value to its continued operations;

     WHEREAS, the Consultant has been requested by the Company to provide consulting services for the Company;

     WHEREAS, Consultant and the Company desire to expand their relationship, and the Company desires to enter into a formal consulting agreement with the Consultant pursuant to which it will engage the Consultant for general consulting services, including advice regarding financing, mergers, acquisitions and related matters.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto hereby agree as follows:

     1. TERM. Consultant hereby agrees to act as consultant on behalf of the Company for two (2) years commencing as of the date hereof (the "Term").

     2. SERVICES. The consulting services to be provided by Consultant during the Term shall be to advise and consult the Company regarding general business matters including, but not limited to the evaluation and analysis of management needs, prospective mergers, asset, business or other acquisition and other business combinations (hereinafter "Business Combinations") that the Company may ask the Consultant to undertake. In addition the consultant will assist Company with negotiating of all contracts, documents and work with the Company's legal, accounting and investment banking advisors. Consultant agrees to devote such time toward the performance of its duties hereunder as it deems reasonably necessary. It is not intended that such services require full time and effort by Consultant or any of its employees. The Company acknowledges that Consultant and/or its affiliates will provide consulting advice (of all types contemplated by this Agreement and otherwise) to others, as well as to the Company. Nothing herein contained shall be construed to limit and restrict Consultant in conducting such business with respect to others, or in rendering such

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         advise to others. It is contemplated that the services of Consultant shall be performed in the City and State of New York and nothing shall require Consultant to attend meetings more frequently than four days in any calendar month. In addition to the Compensation hereinafter set forth, Consultant shall be reimbursed for any and all expenses that his services will require, including, parking, tolls and meals. In the event Consultants services are requested outside of the New York City Metropolitan area Company shall provide Consultant with transportation to and from the location outside the New York Metropolitan area and hotel accommodations. Company shall advise Consultant at least 30 days in advance of the date, time and place of any contemplated meeting and shall be subject to Consultant's prior commitments.

     3. COMPENSATION FOR SERVICES. For and in consideration for the services rendered and to be rendered by Consultant as provided in Section 2 herein and in addition to any other compensation previously or subsequently agreed to be paid to Consultant, Company shall pay to Consultant the following: 300,000 shares (the "Shares") of unregistered and restricted common stock of Zenascent, Inc. upon execution of this Agreement and an additional 250,000 shares ("Additional Shares"; together with the Shares, the "Securities") of unregistered and restricted common stock of Zenascent, Inc. on September 9, 2003. Notwithstanding the above, Consultant acknowledges that Company may not currently have sufficient shares of common stock authorized and unissued to allow the issuance of the Shares. The Company agrees to use its reasonable commercial efforts to amend its structural documents to allow for such issuance or conversion. The foregoing shall be referred to as "Compensation". The Securities shall have the benefits of piggyback registration rights. The Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. The Securities have been acquired for investment and not with a view to their distribution or resale, and may not be resold, pledged or otherwise transferred without an effective registration statement for such securities under the Securities Act or applicable state securities laws or an opinion of counsel satisfactory to Zenascent that such registration statement is not required.

     4. ADDITIONAL COMPENSATION. The Company agrees, that in the event the Consultant shall secure one or more individuals or entities that provide Financing for Company, the Company shall pay the Consultant a cash fee equal to ten percent (10%) of the total amount of Financing paid to the Company (the "Cash Fee"). The Cash Fee shall be payable at each closing(s) of a Financing transaction. The Company agrees, that in


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         the event the Company engages in any fight promotion as a lead promoter, Consultant shall receive at no cost four ringside tickets to that event. The tickets shall be sent to Consultant at least one week prior to event.

     5. ENTIRE AGREEMENT; WAIVERS; EXHIBITS. This Agreement supersedes any and all agreements, arrangements and understandings between the parties hereto, entered into or reached prior to the date hereof. No amendment, waiver or discharge of any provisions hereof shall be effective unless in writing signed by the parties hereto. All Exhibits attached hereto or incorporated herein by reference, together with this Agreement, shall be and is one complete agreement and constitute the entire agreement between the parties. This Agreement shall inure to the successors and assigns of the parties hereto.

     6. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, to the address set forth on the first page of this Agreement or such other address as any party may notify the other pursuant hereto.

     7. HEADINGS. The headings in the Agreement are for purposes of reference only and shall not be considered in construing this Agreement.

     8. CONSENT TO SERVICE OF PROCESS; JURISDICTION; VENUE. Each of the parties hereto hereby consents to the personal jurisdiction of the United States District Court for the Southern District of New York in any action, suit or proceeding arising under this Agreement and agrees to bring any such action, suit or proceeding only in such courts.

     9. ASSIGNMENT. This Agreement may not be assigned by any party without the express written consent of the other party.

     10. GOVERNING LAW. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof or the actual domiciles of the parties hereto.

     11. CONFIDENTIAL INFORMATION. During the Term of this Agreement and at all times thereafter, Consultant agrees that it will keep confidential and will not use or divulge to any person, firm or corporation, without Company's specific, prior consent in writing (i) any confidential information concerning the business affairs of Company, or any of its affiliates; (ii) any trade secrets of Company, or any of its affiliates; or (iii) any other specialized information or data relating to Company, the Company's Proprietary Rights, or any participants therein, heretofore or hereafter learned, acquired or coming to


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         Consultant's knowledge during the Term. Notwithstanding the above, the
         Consultant shall have no liability to Company with regard to information which (i) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of Consultant; (ii) was known to Consultant at the time of disclosure as shown by the files of Consultant in existence at the time of disclosure; (iii) is disclosed with the prior written approval of Company; (iv) was independently developed by Consultant without any use of confidential information and by employees or other agents of Consultant who have not been exposed to such confidential information; (v) becomes known to Consultant from a source other than Company without breach of this Agreement by Consultant and otherwise not in violation of Company's rights; and (vi) is disclosed pursuant to the order of a court, administrative agency or other governmental body; provided, that Consultant shall provide prompt, advance notice thereof to enable Company to seek a protective order or otherwise prevent such disclosure, and provided that Consultant's disclosure is limited to that expressly required by such court, administrative agency or other governmental body.

     12. INDEPENDENT CONTRACTOR RELATIONSHIP, The services rendered by Consultant to the Company pursuant to this Agreement shall be as an independent contractor, and this Agreement does not make Consultant the employee, agent or legal representative of the Company for any purpose whatsoever, including, without limitation, participation in any benefits or privileges given or attended by the Company to its employees. No right or authority is granted to Consultant to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the Company. The Company shall not withhold for Consultant any federal or state taxes from the amounts to be paid to Consultant hereunder, and Consultant agrees that it will pay all taxes due on such amounts.


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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf, all effective as of the date first written above.

                                            CONSULTANT:

                                            BOULDER HILL, INC.


                                            /s/ GARY ROGERS
                                            ------------------------------------
                                            NAME:  GARY ROGERS
                                            TITLE: VICE PRESIDENT


                                            COMPANY:

                                            ZENASCENT, INC.


                                            /s/ JAMES DILORENZO
                                            ------------------------------------
                                            NAME:  JAMES DILORENZO
                                            TITLE: EXECUTIVE VICE PRESIDENT





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